As filed with the Securities and Exchange Commission on December 30, 2015

Registration No. 333-158513

Registration No. 333-176791

Registration No. 333-192045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vantage Drilling Company

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of Principal Executive Offices, including Zip Code)

VANTAGE DRILLING COMPANY

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN, AS AMENDED

(Full Title of the Plan)

Douglas G. Smith

Vantage Drilling Company

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

(281) 404-4700

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statements (Registration Nos. 333-158513, 333-176791, and 333-192045) (collectively, the “Registration Statements”) of Vantage Drilling Company (the “Company”) filed with the Securities and Exchange Commission on April 9, 2009, September 12, 2011, and November 1, 2013, respectively, is being filed to deregister all of the ordinary shares of the Company that remain unsold under the Registration Statements. Pursuant to the Registration Statements, 20,000,000, 17,500,000, and 7,500,000, respectively, of the Company’s ordinary shares, par value $0.001, relating to the Amended and Restated 2007 Long-Term Incentive Compensation Plan, as amended, were registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 30, 2015.

VANTAGE DRILLING COMPANY

/s/ Paul A. Bragg
Name: Paul A. Bragg Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 1 to its registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

BY:	/s/ Paul A. Bragg Paul A. Bragg	Chairman and Chief Executive Officer (Principal executive officer)	December 30, 2015

BY:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	December 30, 2015

BY:	* Steven M. Bradshaw	Director	December 30, 2015

BY:	* Robert F. Grantham	Director	December 30, 2015

BY:	* Marcelo D. Guiscardo	Director	December 30, 2015

BY:	* Ong Tian Khiam	Director	December 30, 2015

BY:	* Duke R. Ligon	Director	December 30, 2015

BY:	* John C.G. O’Leary	Director	December 30, 2015

BY:	* Steinar Thomassen	Director	December 30, 2015

*BY:	/s/ Douglas G. Smith Douglas G. Smith	Attorney-in-Fact	December 30, 2015